UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 27, 2018

TRINITY CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

New Mexico
(State or other jurisdiction of incorporation)

000-50266	85-0242376
(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Trinity Drive, Los Alamos, New Mexico	87544
(Address of principal executive offices)	(Zip Code)

(505) 662-5171
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of Chief Accounting Officer.

Effective August 27, 2018, the Boards of Directors of Los Alamos National Bank ("LANB" or the "Bank") and Trinity Capital Corporation (the "Company"), appointed Jennifer Pearson as Senior Vice President and Chief Accounting Officer of the Bank and the Company.  In her capacity as Senior Vice President and Chief Accounting Officer of the Bank and the Company, she will serve as the Principal Accounting Officer of the Bank and the Company.

Ms. Pearson, age 37, has served as Manager of Financial Reporting and Analysis of the Bank since May 2016.  Prior to joining LANB in May 2016, Ms. Pearson was most recently employed as Senior Manager of Bank Regulatory Reporting, Policy, and Projects at Charles Schwab Bank in Lone Tree, Colorado from September 2015 to May 2016 and Accounting Officer at Raymond James Bank in St. Petersburg, Florida from January 2012 to September 2015.  Ms. Pearson holds a B.S. in Business Administration from the University of South Florida and a CPA License from the state of Florida.

Ms. Pearson is not related to any other director or executive officer of the Company or LANB.  Ms. Pearson does not have a direct or indirect material interest in any transaction with the Company or LANB required to be disclosed pursuant to item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY CAPITAL CORPORATION

Dated: August 31, 2018	By:	/s/ John S. Gulas
John S. Gulas President & Chief Executive Officer